EXHIBIT R

                                                                  Execution Copy

                 Harbinger Capital Partners Master Fund I, Ltd.
            Harbinger Capital Partners Special Situations Fund, L.P.
                     Harbinger Capital Partners Fund I, L.P.
                       Harbinger Co-Investment Fund, L.P.
                         555 Madison Avenue, 16th Floor
                            New York, New York 10022

September 12 2008

SkyTerra Communications, Inc.
10802 Parkridge Boulevard
Reston, Virginia 20191
Attention: General Counsel

Gentlemen:

     Reference is made to that certain Stock Purchase Agreement (the "Harbinger Purchase Agreement"), dated as of September 12, 2008, by and among Harbinger Capital Partners Master Fund I, Ltd. ("Harbinger Master"), Harbinger Capital Partners Special Situations Fund, L.P. ("Harbinger Special" and, together with Harbinger Master, "Harbinger") and Motient Ventures Holding Inc. ("Motient"), pursuant to which Harbinger will purchase from Motient 23,376,074 shares (the "Purchased Shares") of the non-voting common stock, par value $0.01 per share (the "Non-Voting Common Stock") of SkyTerra Communications, Inc. (the "Company").

     Reference is also made to that certain Registration Rights Agreement (the "Registration Rights Agreement"), dated as of July 24, 2008 and as may be amended from time to time, by and among Harbinger Master, Harbinger Special, Harbinger Co-Investment Fund, L.P. ("Satellite Fund"), Harbinger Capital Partners Fund I, L.P. ("Capital Fund" and, collectively with Harbinger and Satellite Fund, the "Securityholders") and the Company, pursuant to which the Company has granted the Securityholders certain registration rights with respect to certain securities issued or to be issued by the Company.

     Further reference is made to that certain Exchange Agreement (the "Exchange Agreement"), dated as of May 6, 2006, by and among TerreStar Corporation (f/k/a Motient Corporation) ("TerreStar"), Motient and the Company pursuant to which the Company purchased from Motient 9,034,848.51 limited partnership units of Mobile Satellite Ventures, LP ("MSV") and 1,572.11 shares of common stock of Mobile Satellite Ventures GP, Inc. in exchange for 25,478,273 shares of the Company's Non-Voting Common Stock exchangeable in certain circumstances for an equal number of shares of the Company's Voting Common Stock (as defined below).

     In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Letter Agreement hereby agrees as follows:

     1. Exchange of Shares.

     (a) As soon as reasonably practicable following the Closing, the Company will exchange 67,701 of the Purchased Shares for shares of the Company's voting common stock, par value $0.01 per share (the "Voting Common Stock", and together with the Non-Voting Common Stock, the "Common Stock") on a one-for-one basis (in each case as appropriately adjusted for any stock split, combination, capital reorganization, reclassification, stock dividend, stock distribution or similar event declared or effected after the date hereof) (the "Exchanged Shares"). At any time and from time to time after the date of this Letter Agreement, at the request of Harbinger or any Affiliate of Harbinger (each a "Harbinger Affiliate" and, collectively with Harbinger, each a "Stockholder"), upon the certification of Harbinger or such Harbinger Affiliate to SkyTerra of the representation and warranty contained in Section 4(c) with respect to such entity as of such date, the Company will exchange all or part of the remaining Purchased Shares for shares of the Voting Common Stock on a one-for-one basis (in each case as appropriately adjusted for any stock split, combination, capital reorganization, reclassification, stock dividend, stock distribution or similar event declared or effected after the date hereof).

     In the event that Harbinger is unable to obtain the consent of the Federal Communications Commission ("FCC") authorizing Harbinger to own up to 100% of the Common Stock of the Company (the "FCC Consent"), which is required in order for Harbinger to take title to the Remaining Shares (as hereinafter defined), and the Collateral Agent (as hereinafter defined) in possession of such Remaining Shares sells some or all of the Remaining Shares to a third party (such third party, also a "Stockholder"), then the Company agrees that at any time and from time to time, at the request of such third party, the Company will exchange all or a part of such Remaining Shares for shares of Voting Common Stock on a one-for-one basis (in each case as appropriately adjusted for any stock split, combination, capital reorganization, reclassification, stock dividend, stock distribution or similar event declared or effected after the date hereof) provided that such third party provides to SkyTerra a certification of the representations and warranties contained in Section 4 with respect to such third party as of such date. Upon surrender of certificates representing the shares of Non-Voting Common Stock that are being exchanged, the Company will issue to such Stockholder certificates representing the appropriate number of shares of Voting Common Stock registered in the name of such Stockholder or such other Person as the Stockholder may designate. The shares of Voting Common Stock issuable upon exchange for the shares of Non-Voting Common Stock will have been duly authorized by the Company and, when delivered in accordance with the terms of this Letter Agreement and upon surrender of the Purchased Shares to the Company, will be validly issued, fully paid and nonassessable.

     For purposes of this Letter Agreement, (i) "Remaining Shares" shall mean 7,656,737 of the Purchased Shares, which shall be held in escrow by the Collateral Agent for the benefit of Harbinger, pending receipt of the FCC Consent, and (ii) "Collateral Agent" shall mean Goldberg, Godles, Wiener & Wright.

     (b) The certificates representing the Voting Common Stock issued pursuant to Section 1(a) will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE ISSUER, HAS BEEN DELIVERED TO THE ISSUER AND SUCH OPINION STATES THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION."

     (c) If the issuance of shares of Voting Common Stock to any Stockholder pursuant to Section 1(a) would conflict with, violate or constitute a breach or default under FCC rules or regulations to which the Company or any of its subsidiaries is subject; violate any judgment, order, decree or law applicable to the Company or any of its subsidiaries; or delay or otherwise adversely impact any consent, approval, or filing of the Company or its subsidiaries with the FCC, then the Company shall issue the maximum number of shares of Voting Common Stock pursuant to Section 1(a) that can be issued without causing such conflict, violation, breach, delay or adverse impact, or without receipt of such consent or approval, or pursuant to such consent or approval.

     2. Registration Rights Agreement. As promptly as reasonably practicable, the Company and Harbinger shall take all actions necessary to amend the definition of "Registrable Shares" in the Registration Rights Agreement to include the Purchased Shares to be purchased by Harbinger pursuant to the Harbinger Purchase Agreement. In the event that Harbinger is unable to obtain the FCC Consent, and the Collateral Agent sells some or all of the Remaining Shares to a third party, the Company agrees, as promptly as reasonably practicable following such sale, to take all actions necessary to enter into a customary registration rights agreement with such third party, providing for a shelf resale registration statement with respect to such Remaining Shares. Such agreement shall be in substantially the form of the registration rights agreement being entered into by the Company on the date hereof with investors purchasing an aggregate of 6,550,000 shares of the Company's common stock from Motient pursuant to the Letter Agreement dated the date hereof (the "Other Investors Letter Agreement"), and such registration rights shall not obligate the Company to consummate or assist in any underwritten offering.

     3. Company Consent. The Company hereby agrees and consents in all respects to the sale of the Purchased Shares to Harbinger pursuant to the terms and conditions of the Harbinger Purchase Agreement as such agreement is in effect on the date hereof.

     4. Harbinger Representations and Warranties. Harbinger hereby represents and warrants to the Company as follows:

     (a) Authority. Harbinger has all requisite power, authority and legal capacity to enter into this Letter Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Letter Agreement by Harbinger, the performance of Harbinger's obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of Harbinger. This Letter Agreement has been duly executed and delivered by Harbinger and, assuming the due authorization, execution and delivery of this Letter Agreement by the Company, constitutes a valid and binding obligation of Harbinger, enforceable against Harbinger in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors' rights generally and by general principles of equity.

     (b) Investment Intent. Harbinger agrees that the Exchanged Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. Harbinger is able to bear the economic risk of holding the Exchanged Shares for an indefinite period (including total loss of its investment), and (either alone or together with its representatives) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Harbinger's acquisition of the Exchanged Shares will not require any registration under the Securities Act.

     (c) Government Approvals. Harbinger's acquisition of the Exchanged Shares does not require the consent, approval, authorization or order of, or the filing, registration or qualification of Harbinger with, any governmental authority, except for those which have already been received or made. Harbinger's acquisition of the Exchanged Shares does not require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and does not violate any rule or regulation of the FCC.

     5. Harbinger Acknowledgement. Harbinger hereby acknowledges that it has no rights under the Exchange Agreement (except to the extent it has any rights in its role as a stockholder of TerreStar), and that it shall not be entitled to any representation on the board of directors of the Company or any of its subsidiaries, including MSV, or to any information rights with respect to the Company any of its subsidiaries, including MSV, to which TerreStar or its subsidiaries would otherwise be entitled pursuant to the Exchange Agreement.

     6. No Material Adverse Effect. No suit, action, investigation or other proceeding or event arising out of, related to or in connection with any transactions contemplated by this Letter Agreement, the Exchange Agreement or the Other Investors Letter Agreement, including any claims or consequences relating to or resulting from such transactions, and no breach or violation of this Letter Agreement, the Exchange Agreement or the Other Investors Letter Agreement, shall be deemed to constitute a breach of, or form the basis for the termination of, or constitute or otherwise form the basis of a "Material Adverse Effect" under, either the Master Contribution and Support Agreement, dated July 24, 2008, among the Company, MSV, Mobile Satellite Ventures Subsidiary LLC, Harbinger, Harbinger Capital Partners Fund I, L.P. and Harbinger Co-Investment Fund, L.P., or the Securities Purchase Agreement, dated as of July 24, 2008, among MSV, Mobile Satellite Ventures Finance Co., a Delaware corporation, and Harbinger.

     This Letter Agreement constitutes the entire agreement among the parties hereto, and supersedes all prior agreements and contemporaneous, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between the parties to this Letter Agreement, with respect to the subject matter hereof.

     Each of Harbinger and its affiliates, on the one hand, and the Company, on the other hand, shall, upon request of the other party, execute and deliver to the requesting party any additional documents and take such further actions (including delivering instructions to any depositary or securities intermediary) as the requesting party may deem to be necessary or desirable to effect the transactions contemplated hereunder or to ensure compliance with the terms hereof.

     This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state and without regard to the conflicts or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.

     This Letter Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Letter Agreement. Facsimile and electronic signatures on this Letter Agreement shall be deemed original signatures.

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     IN WITNESS WHEREOF, the parties have duly executed this Letter Agreement as of the date and year first above written.

                                      HARBINGER CAPITAL PARTNERS
                                      MASTER FUND I, LTD.

                                      By: Harbinger Capital Partners Offshore
                                      Manager, L.L.C., as investment Manager

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      HARBINGER CAPITAL PARTNERS SPECIAL
                                      SITUATIONS FUND, L.P.

                                      By: Harbinger Capital Partners Special
                                          Situations GP, LLC, as general partner

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      HARBINGER CAPITAL PARTNERS FUND I, L.P.

                                      By: Harbinger Capital Partners GP, LLC,
                                          as general partner

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      HARBINGER CO-INVESTMENT FUND, L.P.

                                      By: Harbinger Co-Investment LP, LLC, as
                                          general partner
                                      By: HMC - New York, Inc., as managing
                                          member

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


Acknowledged by:
SKYTERRA COMMUNICATIONS, INC.
By:
    -------------------------
Name:
Title:

                      [SIGNATURE PAGE TO LETTER AGREEMENT]

SK 03773 0003 919116